UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2009

VIRTUALHEALTH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17520	75-227-6137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 12012, Lexington, Kentucky	40579
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (859) 321-2466

N/A
(Former name or former address, if changes since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 21, 2009, pursuant to the terms of a Securities Purchase Agreement dated as of July 1, 2009 (the “Purchase Agreement”), VirtualHealth Technologies, Inc. (the “Company”), issued and sold to certain investors (the “Investors”) convertible debentures in the aggregate principal amount of $300,000 (the “Debentures”).

The Debentures bear interest at the rate of six percent per annum, payable monthly. The Debentures are due and payable on the third anniversary of the final closing under the Purchase Agreement.

The Debentures may be converted into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest closing bid price per share for the twenty (20) trading days immediately preceding the date of conversion; provided that no holder may convert Debentures into, nor shall the Company issue to such holder, shares of common stock to the extent that the conversion would result in a Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of the Company’s common stock. This ownership may be waived, however, by a holder upon sixty-one (61) days prior written notice.

The Debentures may be redeemed by the Company at any time or from time to time at a price equal to (x) one hundred twenty percent (120%) of the principal amount of the Debenture if the Debenture is called for redemption prior to the expiration of six months from the issuance date, or one hundred thirty one percent (131%) if called for redemption thereafter, plus (y) interest accrued through the day immediately preceding the date of redemption.

We have granted certain registration rights to the Investors. In the event we file a registration statement covering the sale of shares of our common stock, other than in connection with an employee incentive plan or an acquisition, the Investors may require us to include in such registration statement shares of common stock into which the then outstanding Debentures may be converted.

The descriptions of the aforementioned transactions are qualified in their entirety by reference to copies of the applicable agreements filed as exhibits to this Form 8-K and incorporated herein by this reference.

The issuances described above were made based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws. These issuances qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (iii) the grantees received “restricted securities.”

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of July 1, 2009, by and among VirtualHealth Technologies, Inc., and the investors named therein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRTUALHEALTH TECHNOLOGIES, INC.
Date: July 27, 2009
By: /s/ Scott A. Haire
Scott A. Haire, Chief Executive Officer

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